EXHIBIT 23.2
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
Citizens First Bancorp, Inc.
525 Water Street
Port Huron, MI 48060
We hereby consent to the incorporation by reference in the Registration Statement on Form S-8 of Citizens First Bancorp, Inc. of our reports dated March 15, 2007, relating to the consolidated financial statements and the effectiveness of Citizens First Bancorp, Inc.'s internal control over financial reporting, which appear in the Company’s Annual Report on Form 10-K for the year ended December 31, 2006.
/s/ BDO SEIDMAN, LLP
BDO Seidman, LLP
Grand Rapids, Michigan
February 29, 2008